Exhibit 10.1

                          AMENDMENT AGREEMENT NO. 3 TO

             THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT

        THIS AMENDMENT AGREEMENT AND CONSENT (the "Amendment Agreement") is made and entered into this 18th day of March, 2005, among RADIATION THERAPY SERVICES, INC., a Florida corporation (the "Borrower"), each Subsidiary Guarantor party to a Subsidiary Guaranty pursuant to the terms of the Credit Agreement (as defined below), BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"), and the Lenders party to the Credit Agreement. Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

                                   WITNESSETH:

        WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement dated as of March 31, 2004 (as heretofore amended, as hereby amended and as may be modified, supplemented, amended or amended and restated from time to time, the "Credit Agreement"), whereby the Lenders have made available to the Borrower a term loan A facility and a revolving credit facility with a letter of credit subfacility and a swing line subfacility; and

        WHEREAS, the Borrower has requested (A) that the Term Loan A Lenders readvance a portion of the Term Loan A and increase the Term Loan A Commitments to $35,000,000 and amend the Maturity Date and amortization schedule of the Term Loan A and (B) that the Revolving Lenders increase their commitments under the Revolving Credit Facility such that the Total Revolving Credit Commitments are $140,000,000; and

        WHEREAS, the Borrower has requested that the Lenders consent to a one-time 41 day Interest Period with respect to a LIBOR Loan and a LIBOR Segment;

        WHEREAS, the Administrative Agent, the Lenders and the Borrower are willing to amend the Credit Agreement and consent to such Interest Periods in the manner described herein and subject to the terms and conditions set forth herein; and

        NOW, THEREFORE, the Borrower, the Administrative Agent and the Lenders do hereby agree as follows:

        1. Credit Agreement. The term "Credit Agreement" as used herein and in the Credit Documents (as defined in the Credit Agreement) shall mean the Credit Agreement as hereby amended and modified.

        2. Amendment. Subject to the conditions set forth herein, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

        (a) Section 1.1 of the Credit Agreement is amended to restate subsection
(e) thereof in its entirety to read as follows:

                (e) The parties hereto acknowledge that, notwithstanding clauses (c) and (d) above, and notwithstanding the provisions regarding assignments set forth in Section 14.7 hereof, as of the Amendment No. 3 Effective Date, the Term Loan A Commitment, Revolving Credit Commitment and Applicable Commitment Percentage for each of the Revolving Lenders and Term Loan A Lenders are as follows:

TERM LOAN A FACILITY

                                                             APPLICABLE
                                         TERM LOAN A         COMMITMENT
TERM LOAN A LENDER                       COMMITMENT          PERCENTAGE
-----------------------------------   -----------------   -----------------
Bank of America, N.A                  $    6,600,000.00        18.857142857%
Wachovia Bank, National Association   $    6,600,000.00        18.857142857%
Fifth Third Bank, Florida             $    5,000,000.00        14.285714286%
SunTrust Bank                         $    4,800,000.00        13.714285714%
Regions Bank                          $    4,500,000.00        12.857142857%
National City Bank                    $    3,000,000.00         8.571428571%
Carolina First Bank                   $    3,000,000.00         8.571428571%
International Bank of Miami           $    1,500,000.00         4.285714286%
Term Loan A Facility Total            $   35,000,000.00

REVOLVING LOAN FACILITY

                                          REVOLVING          APPLICABLE
                                           CREDIT            COMMITMENT
REVOLVING LENDER                         COMMITMENT          PERCENTAGE
-----------------------------------   -----------------   -----------------
Bank of America, N.A                  $   26,400,000.00        18.857142857%
Wachovia Bank, National Association   $   26,400,000.00        18.857142857%
Fifth Third Bank, Florida             $   20,000,000.00        14.285714286%
SunTrust Bank                         $   19,200,000.00        13.714285714%
Regions Bank                          $   18,000,000.00        12.857142857%
National City Bank                    $   12,000,000.00         8.571428571%
Carolina First Bank                   $   12,000,000.00         8.571428571%
International Bank of Miami           $    6,000,000.00         4.285714286%

TOTAL FACILITIES                      $  175,000,000.00

        (b) Section 1.2 of the Credit Agreement is amended to add the following definitions in the appropriate alphabetical order:

                "Amendment No. 3" means that certain Amendment Agreement No. 3 to Third Amended and Restated Credit Agreement dated as of March 18, 2005, by and among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

                "Amendment No. 3 Effective Date" means the date all the conditions to the effectiveness of Amendment No. 3 contained in Section 4 of Amendment No. 3 are satisfied.

        (c) Section 1.2 of the Credit Agreement is further amended to amend and restate in their entirety the definitions of "Applicable Margin Percentage", "Consolidated Cash Flow", "Maturity Date", "Term Loan A Commitment", "Term Loan A Facility" and "Total Revolving Credit Commitments" to read as follows:

                "Applicable Margin Percentage" shall mean, at any time from and after the Amendment No. 3 Effective Date, with respect to Revolving Loans and Segments of the Term Loan A and the commitment fee payable pursuant to Section 5.2(a), the applicable percentage set forth below, each (i) to be added to the Base Rate pursuant to Section 5.1 for purposes of determining the Adjusted Base Rate, and (ii) to be added to the LIBOR Rate pursuant to Section 5.1 for purposes of determining the Adjusted LIBOR Rate:

                                      APPLICABLE MARGIN   APPLICABLE MARGIN
                                       PERCENTAGE FOR      PERCENTAGE FOR
LEVERAGE RATIO                         BASE RATE LOANS      LIBOR LOANS
-----------------------------------   -----------------   -----------------
Less than 1.50 to 1.00                             0.00%               1.50%
Greater than or equal to                           0.25%               1.75%
 1.50 to 1.00, but less
 than 2.00 to 1.00
Greater than or equal to                           0.50%               2.00%
 2.00 to 1.00, but less
 than 2.50 to 1
Greater than or equal to                           1.00%               2.50%
 2.50 to 1.00

                On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Revolving Loans and Term Loan A and the commitment fee payable pursuant to Section 5.2(a) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 9.1(a) or Section 9.1(b), as the case may be, and Section 9.2(a), then at the election of the Required Revolving Lenders and the Required Term Loan A Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered to the date on which the same shall have been delivered each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than 2.50:1.00 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of the Borrower, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with Section 9.1 (a), Section 9.1(b) or Section 9.9(b), as the case may be, of (i) financial statements as of the end of and for such fiscal period, (ii) a duly completed Compliance Certificate with respect to such fiscal period, and (iii) any pro forma Compliance Certificate of the Borrower and its Subsidiaries giving effect to a Permitted Acquisition in accordance with Section 9.9."

                "Consolidated Cash Flow" shall mean for any period, the aggregate of (i) Consolidated Net Income of the Borrower and its Subsidiaries (including Excluded Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) the sum of Consolidated Interest Expense, taxes, depreciation, amortization, and other non-cash expenses or charges (as approved by each of the Required Lenders) for such period plus (iii) the Acquired EBITDA, provided, that the calculations of EBITDA and Acquired EBITDA are supported by information satisfactory to the Administrative Agent, all as determined in accordance with GAAP plus (iv) the write-off of any deferred financing costs as a result of the execution and effectiveness of Amendment No. 2 and this Agreement, plus (v) any non-cash expense recorded during such period in connection with any issuance of stock options or awards to employees (or the issuance of stock under the Borrower's Employee Stock Purchase Plan), but in the case of (ii), (iv) and (v), only to the extent deducted in determining net income for the applicable period.

                "Maturity Date" shall mean, with respect to the Term Loan A Facility and the Revolving Credit Facility, March 15, 2010.

                "Term Loan A Commitment" shall mean, with respect to each Term Loan A Lender, the obligation of such Lender to make the Term Loan A to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment as set forth in Section l.l(e).

                "Term Loan A Facility" shall mean the facility described in
        Section 2.1 providing for a Term Loan A to the Borrower by the Term Loan A Lenders in the principal amount of $35,000,000, $23,250,000 of which is outstanding prior to the effectiveness of Amendment No. 3 hereto.

                  "Total Revolving Credit Commitment" shall mean a principal amount equal to $140,000,000, as reduced or increased from time to time in accordance with Section 3.5 or 3.6.

(d)     Section 2.1 is hereby restated in its entirety to read as follows:

        2.1     Term Loan A.

        (a) The Borrower hereby acknowledges that the Term Loan A has been advanced and is outstanding in the principal amount of $23,250,000 as of the Amendment No. 3 Effective Date (but immediately prior to giving effect to such Amendment No. 3). Notwithstanding anything contained herein to the contrary, the Term Loan A Lenders agree to readvance $1,750,000 of the Term Loan A to the Borrower on the Amendment No. 3 Effective Date and to advance an additional $10,000,000 as part of the Term Loan A (in the aggregate, the "Amendment No. 3 Advance"). The Amendment No. 3 Advance shall be advanced as a Base Rate Segment on the Amendment No. 3 Effective Date, without additional notice or consent, including without any Notice of Borrowing. After the Amendment No. 3 Effective Date and such Amendment No. 3 Advance, the principal amount of each Segment of the Term Loan A outstanding hereunder from time to time shall bear interest and the Term Loan A shall be repayable as herein provided. After the Amendment No. 3 Effective Date, no amount of the Term Loan A repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent advances of the Term Loan A amounts shall be made by any Lender after the Amendment No. 3 Advance.

        (b) Payment of Principal. The principal amount of the Term Loan A shall be repaid in twenty (20) consecutive quarterly installments on the dates and in the amounts set forth below:

         DATE                             AMOUNT
-----------------------------------   -----------------
June 30, 2005                          $  1,750,000.00
September 30, 2005                     $  1,750,000.00
December 31, 2005                      $  1,750,000.00
March 31, 2006                         $  1,750,000.00
June 30, 2006                          $  1,750,000.00
September 30, 2006                     $  1,750,000.00
December 31, 2006                      $  1,750,000.00
March 31, 2007                         $  1,750,000.00
June 30, 2007                          $  1,750,000.00
September 30, 2007                     $  1,750,000.00
December 31, 2007                      $  1,750,000.00
March 31, 2008                         $  1,750,000.00
June 30, 2008                          $  1,750,000.00
September 30, 2008                     $  1,750,000.00
December 31, 2008                      $  1,750,000.00
March 31, 2009                         $  1,750,000.00
June 30, 2009                          $  1,750,000.00
September 30, 2009                     $  1,750,000.00
December 31,2009                       $  1,750,000.00
Maturity Date                          All remaining
                                       principal outstanding
provided, however, that the entire amount of Term Loan A Outstandings shall be due and payable in full on the Termination Date.

        (e) Section 2.3(a) is hereby amended to delete the introductory phrase "The Borrower may prepay the Term Loan A or the Term Loan B," and to replace it with the phrase "The Borrower may prepay the Term Loan A".


                (f) Section 10.1 is hereby restated in its entirety to read as follows:

                10.1 Leverage Ratio. The Borrower will not permit the
Leverage Ratio as of the last day of each fiscal quarter for the four consecutive fiscal quarter period ending on such date to be greater than 3.00 to 1.00.

        (g) Section 11.10 is hereby restated in its entirety to read as follows:

                11.10 Capital Expenditures. The Borrower will not permit the Capital Expenditures of the Borrower and its Subsidiaries to be greater than $35,000,000 in the aggregate in any fiscal year, excluding any Capital Expenditures for any Permitted Acquisition during such fiscal year.

        (h)     A new Section 9.18 is added to read in its entirety as follows:

                9.18 Amendment No. 3 Post Closing Real Estate Deliverables. Within forty-five (45) days of the Amendment No. 3 Effective Date, deliver to the Administrative Agent the Mortgaged Property Support Documents and any additional title policy endorsements required by the Administrative Agent in its reasonable discretion in connection with Amendment No. 3.

        3. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and covenants that:

                (a) The representations and warranties made by the Borrower in Article VIII of the Credit Agreement are true on and as of the date hereof;

                (b) There has been no Material Adverse Change in the condition, financial or otherwise, of the Borrower since the Effective Date;

                (c) The business and properties of the Borrower are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                (d) No event has occurred and no condition exists which constitutes a Default or an Event of Default on the part of the Borrower under the Credit Agreement, the Notes or any other Credit Document either immediately or with the lapse of time or the giving of notice, or both.

        4. Consent. The Borrower has requested that the Administrative Agent and the Lender consent to one Long Interest Period (as defined below) for each of an outstanding LIBOR Loan and a LIBOR Segment. The Administrative Agent and the Lenders hereby consent to an Interest Period (each, a "Long Interest Period") commencing on March 23, 2005 and ending on April 30, 2005, which Long Interest Period shall be applicable to (i) a LIBOR Segment of the Term Loan A in a principal amount of $34,500,000, and (ii) a LIBOR Loan in a principal amount of $18,500,000.

        5. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering to the Administrative Agent the following:

                (a) ten (10) counterparts of this Amendment Agreement duly executed by the Administrative Agent, the Lenders, the Borrower and the Subsidiary Guarantors;

                (b) a certificate of the secretary or an assistant secretary of each of the Borrower and each Subsidiary Guarantor, in form and substance satisfactory to the Administrative Agent, certifying (i) that the articles or certificate of incorporation or articles or certificate of organization of the Borrower or such Subsidiary Guarantor, as the case may be, have not been amended since such articles or certificate were delivered on the Effective Date or attaching any amendments thereto since the Effective Date, as each may be certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, (ii) that the bylaws, operating agreement, partnership agreement or other comparable document of the Borrower or such Subsidiary Guarantor, as the case may be, have not been amended since such bylaws, operating agreement, partnership agreement or other comparable document was delivered on the Effective Date, and that such document has been in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, managers, general partners or other comparable governing body of the Borrower or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of this Amendment Agreement and the amendments contemplated herein, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor, as the case may be, executing this Amendment Agreement, and attaching all such copies of the documents described above;

                (c) amendments or modifications to the existing Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the date hereof and duly executed by the Borrower, a Subsidiary Guarantor and the trustee thereunder, as applicable, together in each case with evidence of recordation thereof;

                (d) all fees and expenses payable by the Borrower by reason of this Amendment Agreement;

                (e) such other documentation, instruments, consents and agreements as the Administrative Agent shall reasonably request including those described in paragraph 8 of this Amendment Agreement; and

                (f) amended and restated or replacement Revolving Notes for each Revolving Lender whose Revolving Credit Commitment is increasing as a result of this Amendment Agreement and amended and restated or replacement Term Loan A Notes reflecting the re-advance of a portion of the Term Loan A pursuant to this Amendment Agreement.

        6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all of the other Credit Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

        7. Counterparts. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. 8. Documentation. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including copies of resolutions of the Borrowers authorizing the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Administrative Agent and its counsel. 9. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

        10. Ratification. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

        11. Consent of the Subsidiary Guarantors. Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Subsidiary Guaranty to which such Subsidiary Guarantor is a party (including without limitation the continuation of such Subsidiary Guarantor's payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty against such Subsidiary Guarantor in accordance with its terms.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                                BORROWER:

                                                RADIATION THERAPY SERVICES, INC.

                                                By:    /s/ David M. Koeninger
                                                       -------------------------
                                                Name:  David M. Koeninger
                                                Title: Executive Vice President

                                      GUARANTORS:

                                      21ST CENTURY ONCOLOGY, INC.
                                      21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
                                      21ST  CENTURY  ONCOLOGY OF KENTUCKY,
                                       LLC 21 ST CENTURY ONCOLOGY OF ALABAMA,
                                       INC.
                                      NEW YORK RADIATION THERAPY MANAGEMENT
                                       SERVICES, INC.
                                      NEVADA RADIATION THERAPY MANAGEMENT
                                       SERVICES, INC.
                                      FINANCIAL SERVICES OF SOUTHWEST FLORIDA,
                                       INC.
                                      RADIATION THERAPY SCHOOL FOR RADIATION
                                       THERAPY TECHNOLOGY, INC.
                                      MARYLAND RADIATION THERAPY MANAGEMENT
                                       SERVICES, INC.
                                      NORTH CAROLINA RADIATION THERAPY
                                       MANAGEMENT SERVICES, INC.
                                      CALIFORNIA RADIATION THERAPY MANAGEMENT
                                       SERVICES, INC.

                                      By:    /s/ David M. Koeninger
                                             -----------------------------------
                                      Name:  David M. Koeninger
                                      Title: Vice President

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent

                                      By:    /s/ Kristine Thennes
                                             -----------------------------------
                                      Name:  Kristine Thennes
                                      Title: Vice President

                                      BANK OF AMERICA, N.A., as a Lender

                                      By:    /s/ Alexander L. Rody
                                             -----------------------------------
                                      Name:  Alexander L. Rody
                                      Title: Senior Vice President

                                      FIFTH THIRD BANK

                                      By:    /s/ Douglas M. Smith
                                             -----------------------------------
                                      Name:  Douglas M. Smith
                                      Title: Vice President

                                      SUNTRUST BANK

                                      By:    /s/ Pamela W. Peters
                                             -----------------------------------
                                      Name:  Pamela W. Peters
                                      Title: Senior Vice President

                                      WACHOVIA BANK, NATIONAL ASSOCIATION

                                      By:    /s/ Richard L. Nelson
                                             -----------------------------------
                                      Name:  Richard L. Nelson
                                      Title: Vice President

                                      REGIONS BANK

                                      By:    /s/ Kevin Beattie
                                             -----------------------------------
                                      Name:  Kevin Beattie
                                      Title: Vice President

                                      NATIONAL CITY BANK OF KENTUCKY

                                      By:    /s/ Deroy Scott
                                             -----------------------------------
                                      Name:  Deroy Scott
                                      Title: Senior Vice President

                                      CAROLINA FIRST BANK

                                      By:    /s/ Kevin M. Short
                                             -----------------------------------
                                      Name:  Kevin M. Short
                                      Title: Senior Vice President

                                      THE INTERNATIONAL BANK OF MIAMI, N.A.

                                      By:    /s/ Panaylotis Ch. Zotos
                                             -----------------------------------
                                      Name:  Panaylotis Ch. Zotos
                                      Title: Senior Vice President